Exhibit 99.A

Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Shares, par value US$0.00025 per share, of Xunlei Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 30, 2020.

Shenglong Zou	/s/ Shenglong Zou

Vantage Point Global Limited	By:	/s/ Shenglong Zou
	Name:	Shenglong Zou
	Title:	Director

Choice & Chance Limited	By:	/s/ Shenglong Zou
	Name:	Shenglong Zou
	Title:	Director

[Signature Page to Joint Filing Agreement Attached to Schedule 13G/A]